EXHIBIT 23.3

                                STEPHEN E ROUNDS
                                 Attorney at Law

4635 EAST EIGHTEENTH AVENUE                            TELEPHONE (303) 377-6997
DENVER COLORADO 80220 USA                              FACSIMILE (303) 377-0231

                                  March 3, 1999


U.S. Energy Corp.
877 North 8th West
Riverton, Wyoming 82501

Re:      Registration Statement on Form S-4

Gentlemen:

         I hereby consent to the filing of my opinion as an exhibit to the registration statement on Form S-4. However, I do not admit that I am in the category of those persons whose consent is required to be so filed by Section 7(a) of the Securities Act of 1933.


                                                 Yours Sincerely,

                                                  /s/ Stephen E.  Rounds


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